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                                                                    EXHIBIT 23.2



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm), as it relates to VoiceStream Wireless Corporation and Subsidiaries, included in or made a part of this registration statement.


/s/ Arthur Andersen LLP


Seattle, Washington
February 22, 2000